                                                                       EXHIBIT 5




                                 OPINION LETTER
                                       OF
                           COFFIELD UNGARETTI & HARRIS
                   REGARDING THE VALIDITY OF THE COMMON STOCK

                           COFFIELD UNGARETTI & HARRIS
                         3500 Three First National Plaza
                             Chicago, Illinois 60602
                               Tel: (312) 977-4400
                               Fax: (312) 977-4405


June 26, 1996



CenterPoint Properties Corporation
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on June 5, 1995, as amended by Amendment No. 1 filed with the Commission on July 25, 1995 and as amended by Post-Effective Amendment No. 1 filed with the Commission on January 23, 1996 (as amended, the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated June 26, 1996 to the Registration Statement, relating to the issuance and sale of up to 3,450,000 shares of the Company's common Stock, $.001 par value per share (the "Common Stock Supplement" and "Common Stock," respectively).

In this regard, we have examined:

a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Directors;

c.   the Registration Statement and Common Stock Supplement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold pursuant to the Registration Statement and Common Stock Supplement, if

CenterPoint Properties Corporation
June 26, 1996
Page -2-


and when issued under the circumstances contemplated by the Common Stock Supplement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Maryland and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ Coffield Ungaretti & Harris
Coffield Ungaretti & Harris

                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND  21202-3332

                                  410-576-4000
                                  ------------
                                TELEX 908041 BAL
                                FAX  410-576-4246


                                  June 26, 1996


Coffield Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602-4282

Ladies and Gentlemen:

          We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on June 5, 1995 and as amended by Amendment No. 1 filed with the Commission on July 25, 1995 and as amended by Post-Effective Amendment No. 1 filed with the Commission on January 23, 1996 (as amended, the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated June 26, 1996 to the Registration Statement relating to the issuance and sale of 3,450,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock Supplement") and ("Common Stock"), respectively.

          In this connection, we have examined:

          a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

          b.   certain resolutions adopted by the Company's Board of Directors;

          c.   the Registration Statement and Common Stock Supplement and;

          d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

Coffield Ungaretti & Harris
June 26, 1996
Page 2



          We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold pursuant to the Registration Statement and Common Stock Supplement, if and when issued under the circumstances contemplated by the Common Stock Supplement, will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                         Very truly yours,

                         GORDON, FEINBLATT, ROTHMAN,
                           HOFFBERGER & HOLLANDER, LLC


                         By: /s/ Edward E. Obstler
                            --------------------------
                            Edward E. Obstler, Member